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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the use of our name in the Annual Report on Form 10-K of Seagull Energy Corporation and Subsidiaries (the "Company") for the year ended December 31, 1993, and the incorporation by reference thereof into the Company's Registration Statement on Form S-3 initially filed in May 1994.

     We hereby consent to the references to our firm under the heading "Experts" in any prospectus included in the Registration Statement.

                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS

Houston, Texas
May 20, 1994